UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2006
BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Cypress Creek Road Ft. Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 954-940-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02. Results of Operations and Financial Condition
     The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On January 25, 2006, BankAtlantic Bancorp, Inc. (the Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2005. The press release, and accompanying financial tables are attached hereto as Exhibit 99.1 and are incorporated herein by reference. In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures, which it defines as “operating” measures, in their analysis of the Company’s performance. These “operating” measures adjust GAAP net income to exclude the reserve for fines and penalties related to a compliance matter, impairment charge related to the Company’s former headquarters, costs associated with debt redemptions and a litigation settlement gain. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful measures of evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Item 9.01 Financial Statements and Exhibits
     (c) Press Release dated January 25, 2006
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2006

BANKATLANTIC BANCORP, INC.
By:	/s/James A. White
James A. White
Executive Vice President - Chief Financial Officer

BankAtlantic Bancorp Reports Earnings
For The Fourth Quarter and Full Year 2005;
Fourth Quarter Includes $10 million Charge for Compliance Matter
FORT LAUDERDALE, Florida – January 25, 2006 — BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic and Ryan Beck & Co., today reported net income was $59.1 million, or $0.92 per diluted share, for the year ended December 31, 2005, compared to $70.8 million, or $1.11 per diluted share, reported in 2004. For the fourth quarter 2005, a net loss of ($1.6) million was recorded, equivalent to ($0.03) per diluted share, compared to earnings of $17.3 million, or $0.27 per diluted share, for the fourth quarter, 2004.
Operating income, which excludes a $10 million charge relating to the compliance matter discussed below and a $2.4 million facilities charge earlier in 2005 was $71.5 million (or $1.12 per diluted share) for the full year, up 12% from operating income in 2004, which excluded items relating to the early redemption of debt and a litigation settlement. Operating income for the fourth quarter, 2005 was down 52% from the corresponding quarter in 2004. A reconciliation of net income and operating income is contained in the attached financial data, and is also available on the Company’s website.
Chairman and Chief Executive Officer Alan B. Levan commented “As we previously have disclosed, deficiencies in our Anti Money-Laundering and Bank Secrecy Act (‘AML- BSA’) compliance were identified in mid-2004. With the assistance of our Audit Committee, we embarked on a complete review of our AML-BSA compliance policies and procedures. We engaged a nationally recognized consulting firm with specific expertise in this area which reviewed the identified deficiencies in our operating systems and procedures and our employee training programs. In connection with their review, which was completed in late 2004, we incurred expenses of approximately $4 million. Following their review and recommendations, we internally created a separate AML-BSA Department which resulted in a staff increase of approximately 30 employees and made significant improvements to our systems, processes, and training programs. The on-going financial impact of those changes and additions was to increase recurring expenses by approximately $3.5 million annually.

“We believe that the Bank is currently in full compliance with all AML-BSA laws and regulations. Notwithstanding our current compliance status, as we have previously reported, many financial institutions have been the subject of proceedings which have resulted in substantial fines and penalties and have been required to enter into cease and desist orders with their primary regulators based on AML-BSA deficiencies. Under these circumstances, we determined that it was appropriate at this time to establish a $10 million reserve with respect to these matters, and we anticipate that we will be required to enter into a cease and desist order under which we agree to maintain satisfactory compliance status.
Accomplishments and highlights include:
BankAtlantic
“BankAtlantic’s ‘Florida’s Most Convenient Bank’ initiative combined with the fourth quarter introduction of our aggressive new marketing and advertising campaigns brought unprecedented growth in new customer accounts. As the result of these initiatives, we opened 67,000 low cost deposit accounts in the fourth quarter, representing an increase of 69% over the same period in 2004, and an all-time high for BankAtlantic. Driving this growth were the results for November and December 2005, when new accounts rose 107% and 90%, respectively, from the same 2004 periods. We believe this strong growth in new account openings is directly attributable to the new advertising and marketing program, which we launched in November. Ending low cost deposit balances increased to an all time high of $2.1 billion, up 15% over 2004, and average low cost deposit balances for 2005 increased 23% over 2004.
“As we discussed in our third quarter, 2005 release, we continue to believe the creation of long-term value lies in sustaining high growth rates in core deposits. Additional marketing outlays of approximately $5 million per quarter were spent in the fourth quarter, 2005, and will continue throughout 2006, which will have an impact on earnings in the short run. We believe this short-term negative impact on earnings will be compensated by above average ‘top line’ (low cost deposit) growth that over the long run is vitally important to our franchise value and achieving superior profitability.

“Earnings within the bank declined in the fourth quarter, principally as the result of the increase in marketing expenses, and an increase in personnel expense (up $3.3 million, or 12%, from the third quarter, 2005). These personnel costs were directly related to longer store hours, the opening of new stores, and personnel necessary to maintain the service levels from increased account volume.
“The tax equivalent net interest margin improved to 4.05% during the fourth quarter, compared with 3.91% in the same period in 2004, and 3.96% in the third quarter of 2005. Year-over-year, the net interest margin improved to 3.95%, up from 3.79% in 2004.
“Total loans were $4.5 billion at year-end. Loans are down $300 million and total earning assets are down approximately $450 million from their midyear peaks in 2005, consistent with our strategy of limiting earning asset growth due to the relative flatness of the current yield curve. The decline in loans is concentrated in residential real estate, the direct result of our decision to delay purchases of mortgages in light of the current yield curve; and in commercial real estate, because of runoff in our high rise condominium portfolio. We remain comfortable with the commercial real estate market in our trade area, and expect the decline in our commercial real estate loan balances to prove temporary. Small business and consumer loans continued to grow, with linked quarter increases of 18% and 15%, respectively.
“Borrowings, principally advances from the Federal Home Loan Bank, are approximately $400 million lower than at year-end 2004, as we utilized the funds associated with the increased levels of low cost deposits to reduce borrowings rather than to fund earning asset growth. We anticipate following this strategy over the course of 2006, reflecting our belief that reduction of leverage, particularly given the yields available in the market today, is the most appropriate use of these funds.
“Credit quality remained strong in the fourth quarter, with total non-performing loans declining to $6.8 million at December 31, 2005 compared to $7.9 million at December 31, 2004 and relatively flat compared to the $6.9 million level at September 30, 2005. The ratio of non-performing loans to total loans declined to 0.15% at December 31, 2005 from 0.17% at December 31, 2004. In 2005, the Bank continued to experience net recoveries — which totaled $606,000 for the fourth quarter and $1.8 million for the year. As a result, negative provisions of $109,000 and $6.6 million were recorded for the quarter and year, respectively. Most significantly, our coverage of non-performing loans remained extremely high, with the ratio of the allowance for loan losses to non-performing loans at 606% at December 31, 2005.
“During 2005 we experienced continued growth throughout the organization. BankAtlantic expanded its ‘branch’ network with the opening of five new stores during the year, including two that were opened during the fourth quarter. One of the new stores is a midnight location, open from 7:30 AM to midnight, seven days a week, bringing the total number of our stores with this unprecedented level of convenience to seven. Additionally, in December BankAtlantic reached the 100,000 online customers milestone for our award-winning Internet banking service. We anticipate surpassing 1,000,000 monthly logins in 2006.
Ryan Beck & Co.
“During the quarter, Ryan Beck’s Private Client Group opened two new Central Pennsylvania offices in Camp Hill and Lebanon, and also relocated its Scarsdale office to White Plains, New York. Over the course of 2005, Ryan Beck added 63 experienced financial consultants to its Private Client Group, with assets under management totaling $2.3 billion and production of $18 million, bringing the total number of financial consultants to 450. Total assets of Ryan Beck’s customers reached a new record of $18.3 billion.
“Ryan Beck & Co. was ranked as the number one mutual to stock conversion advisor (based upon proceeds) by SNL Securities for the fourth consecutive year, and second in SNL Securities’ Bank and Thrift 2005 Capital Offerings rankings.
“Additionally, Ryan Beck continued expansion of its Capital Markets Division with the hiring of 18 new associates during the fourth quarter, covering several industry sectors. Included in this move is the addition of a wholesale mortgage-backed securities desk to deal in origination and trading of mortgage backed securities. Ryan Beck also expanded its Investment Banking Division through the hiring of three senior bankers in its Middle Markets Group. The new associates included David P. Lazar, Managing Director covering a broad range of industries, Robert von Furth, Managing Director covering companies in the consumer sector with a primary focus on retailing and restaurants, and Jay Gaydosh, Managing Director responsible for REIT transactions. This year’s expansion brought Ryan Beck to a year-end level of approximately 1,100 employees, in 42 offices across the nation,” Levan concluded.

Financial Highlights:
Fourth Quarter, 2005 Compared to Fourth Quarter, 2004
BankAtlantic Bancorp — consolidated:
•	Net loss of $1.6 million vs. net income of $17.3 million.

•	Operating income was $8.4 million vs. $17.3 million, a decrease of 51%, excluding the charge related to the compliance matter.

•	Earnings per share of ($0.03) vs. $0.27.

•	Operating earnings per share of $0.13 vs. $0.27, a decrease of 52%.

•	Return on average tangible equity was (1.42%).

•	Operating return on average tangible equity was 7.42%

•	Book value per share was $8.50.
BankAtlantic:
•	Business segment operating income was $10.9 million vs. $16.8 million a decrease of 35%.

•	Operating return on average tangible assets was 0.74%.

•	Operating return on average tangible equity was 8.79%.

•	Tax equivalent net interest margin increased to 4.05% vs. 3.91%.

•	Non-interest income was $25.8 million vs. $23.0 million, an increase of 12%.

•	Operating non-interest expense grew to $65.8 million vs. $51.7 million, an increase of 27%, due principally to new stores and the previously announced marketing initiatives.
Ryan Beck & Co.:
•	Business segment operating income was $562,000 vs. $1.2 million, a decrease of 55%.

•	Return on average tangible equity was 2.26%.

•	Total operating revenues were $54.2 million vs. $55.9 million.

•	Principal transactions were $20.9 million vs. $24.9 million.

•	Investment banking revenue was $4.5 million vs. $3.8 million.

•	Commission income was $21.9 million vs. $23.1 million.

Year-End 2005 Compared to Year-End 2004
BankAtlantic Bancorp — consolidated:
•	Net income was $59.1 million vs. $70.8 million.

•	Operating income was $71.5 million in 2005 vs. $63.6 million in 2004, an increase of 12%, excluding an impairment charge of $3.7 million on our former headquarters building (abandoned during June 2005 quarter), the $10 million reserve for compliance matters, a gain in 2004 of $22.8 million from a litigation settlement and an $11.7 million expense in 2004 resulting from early redemption of debt,

•	Earnings per share were $0.92 vs. $1.11. Excluding the effects of items discussed above, diluted earnings per share were $1.12 vs. $1.00, an increase of 12%.

•	Return on average tangible equity was 13.99%.

•	Operating return on tangible equity was 16.92%.
BankAtlantic:
•	Business segment operating income was $68.2 million vs. $56.2 million, an increase of 21%.

•	Operating return on average tangible assets was 1.13%.

•	Operating return on average tangible equity was 14.50%.

•	Tax equivalent net interest margin increased to 3.95% vs. 3.79%.

•	Non-interest income was $100.1 million vs. $85.7 million, an increase of 17%.

•	Operating non-interest expense grew to $227.4 million vs. $181.9 million, an increase of 25%.
Ryan Beck & Co.:
•	Business segment operating income was $16.5 million vs. $17.5 million, a decrease of 5%.

•	Return on average tangible equity was 17.7%.

•	Total revenue increased to $253.3 million vs. $243.2 million.

•	Principal transactions were $100.3 million vs. $90.4 million.

•	Investment banking revenue was $45.5 million vs. $48.2 million.

•	Commission income was $83.1 million vs. $89.3 million.
- — - — - — - — - — -

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, January 26, 2006, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 3959154.
A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, February 24, 2006. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 3959154.
Webcast Information:
Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, February 24, 2006.
BankAtlantic Bancorp’s fourth quarter, 2005 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the press release and financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
Copies of BankAtlantic Bancorp’s fourth quarter, 2005 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has 78 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking &

Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck & Co.:
Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 42 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Investor Relations & Corporate Communications
Donna Rouzeau, Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley, Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations & Corporate Communications
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com
# # #

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans of changes in the commercial real estate market in our trade area; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the banks net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiative and other growth, marketing or advertising initiatives not resulting in continued growth of low cost deposits or producing results which do justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; as well as achieving the benefits of the prepayment of Federal Home Loan Bank advances or other borrowings; and the $10 million reserve established during the 2005 fourth quarter may not be sufficient to cover the fines, penalties or expenses associated with any resolution of AML-BSA compliance matters. The results or performance derived or implied, directly or indirectly from the estimates and assumptions, are based on our beliefs and may not be accurate. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business and growth; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended					For the Years Ended
		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Earnings (in thousands):
Net income (loss) (GAAP basis)		$(1,603)	16,260	24,537	19,878	17,293	59,072	70,768
Operating net income **	(note 1)	$8,397	16,260	26,946	19,878	17,293	71,481	63,615

Average Common Shares Outstanding (in thousands):
Basic		60,618	60,555	60,453	60,072	59,827	60,426	59,526
Diluted		62,898	63,193	63,161	63,207	63,156	63,120	63,056

Key Performance Ratios (GAAP basis):
Basic earnings per share		$(0.03)	0.27	0.41	0.33	0.29	0.98	1.19
Diluted earnings per share *		$(0.03)	0.26	0.38	0.31	0.27	0.92	1.11
Return on average tangible assets	(note 2)%	(0.10)	1.01	1.51	1.27	1.19	0.93	1.36
Return on average tangible equity	(note 2)%	(1.42)	15.05	23.98	20.20	18.34	13.99	20.01

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.14	0.27	0.45	0.33	0.29	1.18	1.07
Diluted earnings per share *		$0.13	0.26	0.42	0.31	0.27	1.12	1.00
Return on average tangible assets	(note 2)%	0.54	1.01	1.66	1.27	1.19	1.12	1.22
Return on average tangible equity	(note 2)%	7.42	15.05	26.33	20.20	18.34	16.93	17.99

* Diluted earnings per share calculation deducts (in thousands):
Subsidiaries stock options, if dilutive		$(28)	(21)	(665)	(120)	(51)	(834)	(668)

Average Balance Sheet Data (in millions):
Assets		$6,329	6,545	6,565	6,355	5,877	6,449	5,294
Tangible assets	(note 2)	$6,244	6,459	6,479	6,268	5,790	6,363	5,207
Loans		$4,550	4,726	4,802	4,668	4,359	4,686	3,976
Investments		$1,263	1,322	1,306	1,242	1,076	1,283	896
Deposits and escrows		$3,704	3,655	3,658	3,557	3,371	3,644	3,232
Stockholders’ equity		$533	516	490	480	468	505	445
Tangible stockholders’ equity	(note 2)	$453	432	409	394	377	422	354
Notes:

(1)	Operating net income is defined as GAAP net income adjusted for gain from a litigation settlement, costs associated with debt redemptions, an impairment charge relating to BankAtlantic’s former headquarter facility and a reserve for a compliance matter.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	12/31/2005	12/31/2004
ASSETS
Cash and due from banks	$167,032	118,967
Short term investments	3,229	16,093
Securities available for sale (at fair value)	674,544	747,160
Securities owned (at fair value)	180,292	125,443
Investment securities and tax certificates (approximate fair value: $363,329 and $306,963)	364,444	307,438
Loans receivable, net of allowance for loan losses of $41,192 and $46,010	4,486,502	4,599,048
Federal Home Loan Bank stock, at cost which approximates fair value	69,931	78,619
Accrued interest receivable	41,490	35,982
Real estate held for development and sale	21,177	27,692
Investments and advances to unconsolidated subsidiaries	12,464	7,910
Office properties and equipment, net	154,120	129,790
Deferred tax asset, net	28,032	20,269
Goodwill	76,674	76,674
Core deposit intangible asset	8,395	10,270
Due from clearing agent	—	16,619
Other assets	43,232	38,803

Total assets	$6,331,558	6,356,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,019,949	890,398
NOW	755,708	658,137
Savings	313,889	270,001
Money market	846,441	875,422
Certificates of deposit	816,689	763,244

Total deposits	3,752,676	3,457,202
Advances from FHLB	1,283,532	1,544,497
Securities sold under agreements to repurchase	116,026	296,643
Federal funds purchased	139,475	105,000
Subordinated debentures, notes and bonds payable	39,092	37,741
Junior subordinated debentures	263,266	263,266
Securities sold but not yet purchased	35,177	39,462
Due to clearing agent	24,486	—
Other liabilities	161,602	143,701

Total liabilities	5,815,332	5,887,512

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 55,884,089 and 55,214,225 shares	559	552
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124 and 4,876,124 shares	49	49
Additional paid-in capital	261,720	259,702
Unearned compensation — restricted stock grants	(936)	(1,001)
Retained earnings	261,169	210,955

Total stockholders’ equity before accumulated other comprehensive income	522,561	470,257
Accumulated other comprehensive (loss)	(6,335)	(992)

Total stockholders’ equity	516,226	469,265

Total liabilities and stockholders’ equity	$6,331,558	6,356,777

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		For The Three Months Ended					For the Years Ended
(in thousands)		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
INTEREST INCOME:
Interest and fees on loans		$72,542	73,110	71,099	66,355	60,088	283,106	209,719
Interest on securities available for sale		4,379	4,741	5,258	5,295	4,905	19,673	18,083
Interest on tax exempt securities		3,695	3,733	3,769	3,225	2,076	14,422	4,048
Interest and dividends on investments and securities owned		9,109	8,708	7,932	7,311	7,377	33,060	28,705

Total interest income		89,725	90,292	88,058	82,186	74,446	350,261	260,555

INTEREST EXPENSE:
Interest on deposits		11,736	10,519	9,534	8,295	7,534	40,084	28,355
Interest on advances from FHLB		15,565	17,332	15,604	13,674	11,458	62,175	37,689
Interest on short-term borrowed funds		2,746	2,108	2,646	2,099	1,356	9,599	3,191
Interest on long-term debt		6,825	6,392	6,316	5,672	5,112	25,205	19,885
Capitalized interest on real estate developments		(513)	(477)	(437)	(452)	(390)	(1,879)	(1,398)

Total interest expense		36,359	35,874	33,663	29,288	25,070	135,184	87,722

NET INTEREST INCOME		53,366	54,418	54,395	52,898	49,376	215,077	172,833
Provision (recovery) for loan losses		(109)	(3,410)	820	(3,916)	(4,004)	(6,615)	(5,109)

NET INTEREST INCOME AFTER PROVISION		53,475	57,828	53,575	56,814	53,380	221,692	177,942

NON-INTEREST INCOME:
Service charges on deposits		17,808	16,415	14,744	12,989	13,637	61,956	51,435
Other service charges and fees		6,436	5,824	5,849	5,238	6,733	23,347	23,620
Broker/dealer revenue		49,831	50,368	83,915	54,686	53,061	238,800	231,804
Securities activities, net		474	181	90	102	3,653	847	3,730
Litigation settlement		—	—	—	—	—	—	22,840
Gain on sales of loans		221	295	116	110	152	742	483
Income (loss) from real estate operations		(558)	1,142	1,655	2,241	517	4,480	2,405
Income from unconsolidated subsidiaries		211	142	137	131	126	621	485
Other		2,299	2,137	2,697	3,173	2,026	10,306	7,987

Total non-interest income		76,722	76,504	109,203	78,670	79,905	341,099	344,789

NON-INTEREST EXPENSE:
Employee compensation and benefits		70,257	68,455	78,391	65,795	65,354	282,898	255,064
Occupancy and equipment		15,394	14,853	13,953	13,237	14,753	57,437	48,146
Impairment of office properties and equipment		—	—	3,706	—	—	3,706	—
Advertising and promotion		11,701	6,667	8,069	6,298	5,955	32,735	21,036
Professional fees		4,692	4,207	4,316	4,081	7,245	17,296	18,207
Communications		3,470	3,371	3,508	3,205	3,301	13,554	12,527
Floor broker and clearing fees		2,433	2,305	2,012	2,368	2,452	9,118	9,835
Cost associated with debt redemption		—	—	—	—	—	—	11,741
Reserve for fines and penalties, compliance matter		10,000	—	—	—	—	10,000	—
Other		12,052	11,326	10,188	9,801	8,460	43,367	35,497

Total non-interest expense		129,999	111,184	124,143	104,785	107,520	470,111	412,053

Income (loss) before income taxes		198	23,148	38,635	30,699	25,765	92,680	110,678
Provision for income taxes		1,801	6,888	14,098	10,821	8,472	33,608	39,910

GAAP net income (loss)		$(1,603)	16,260	24,537	19,878	17,293	59,072	70,768

Reconciliation of Operating and GAAP Net Income
GAAP net income (loss)		$(1,603)	16,260	24,537	19,878	17,293	59,072	70,768
Impairment of office properties and equipment		—	—	2,409	—	—	2,409	—
Costs associated with debt redemption		—	—	—	—	—	—	7,632
Reserve for fines and penalties, compliance matter		10,000	—	—	—	—	10,000	—
Litigation settlement		—	—	—	—	—	—	(14,785)

Operating net income	(note 1)	$8,397	16,260	26,946	19,878	17,293	71,481	63,615

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Loans:
Residential real estate		$2,115,899	2,245,067	2,262,214	2,085,473	1,812,018
Commercial real estate		1,576,131	1,643,570	1,731,243	1,764,927	1,743,952
Consumer		538,321	527,190	505,338	487,746	467,716
Lease financing		1,433	2,768	4,710	6,242	8,219
Commercial business		91,979	90,578	91,756	128,372	136,391
Small business		226,153	216,931	206,272	195,733	190,849

Total Loans		4,549,916	4,726,104	4,801,533	4,668,493	4,359,145
Investments — taxable		867,625	924,911	899,134	877,003	823,903
Investments — tax exempt		394,935	396,908	406,403	364,824	251,699

Total interest earning assets		5,812,476	6,047,923	6,107,070	5,910,320	5,434,747
Goodwill and core deposit intangibles		85,277	85,679	86,095	86,791	87,164
Other non-interest earning assets		431,215	411,116	371,549	358,024	354,815

Total assets		$6,328,968	6,544,718	6,564,714	6,355,135	5,876,726

Tangible assets	(note 2)	$6,243,691	6,459,039	6,478,619	6,268,344	5,789,562

Deposits:
Demand deposits		$1,017,467	1,000,219	981,643	912,897	845,797
Savings		309,007	303,268	301,331	281,512	262,549
NOW		692,128	666,567	685,769	664,313	622,308
Money market		887,858	904,382	906,514	921,382	903,602
Certificates of deposit		797,187	781,044	782,335	777,353	736,704

Total deposits		3,703,647	3,655,480	3,657,592	3,557,457	3,370,960
Short-term borrowed funds		276,333	251,242	359,861	352,911	266,840
FHLB advances		1,345,033	1,659,411	1,615,310	1,536,434	1,339,051
Long-term debt		301,655	298,887	299,075	300,551	299,741

Total borrowings		1,923,021	2,209,540	2,274,246	2,189,896	1,905,632
Other liabilities		169,156	163,581	142,617	128,233	132,047

		5,795,824	6,028,601	6,074,455	5,875,586	5,408,639

Stockholders’ equity		533,144	516,117	490,259	479,549	468,087

Total liabilities and stockholders’ equity		$6,328,968	6,544,718	6,564,714	6,355,135	5,876,726

Other comprehensive income (loss) in stockholders’ equity		$(4,810)	(1,612)	(5,119)	(949)	3,656

Tangible stockholders’ equity	(note 2)	$452,677	432,050	409,283	393,707	377,267

Period End
Total loans, net		$4,486,502	4,543,245	4,803,529	4,637,232	4,599,048
Total assets		6,331,558	6,352,822	6,717,676	6,418,351	6,356,777
Total stockholders’ equity		516,226	523,392	510,394	480,981	469,265
Common shares outstanding		60,760,213	60,738,610	60,642,777	60,542,092	60,090,349
Cash dividends		2,308,888	2,308,067	2,122,497	2,118,973	2,103,164
Common stock cash dividends per share		0.038	0.038	0.035	0.035	0.035
Closing stock price		14.00	16.99	18.95	17.40	19.90
High stock price for the quarter		17.19	19.33	19.15	20.00	20.08
Low stock price for the quarter		13.29	15.64	16.51	17.02	16.06
Book value per share		8.50	8.62	8.42	7.94	7.81

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended					For the Years Ended
(In thousands)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Net interest income	$54,760	55,939	56,031	54,345	50,339	221,075	176,858
Provision (recovery) for loan losses	(109)	(3,410)	820	(3,916)	(4,004)	(6,615)	(5,109)

Net Interest income after provision for loan losses	54,869	59,349	55,211	58,261	54,343	227,690	181,967

Non-interest income
Service charges on deposits	17,808	16,415	14,744	12,989	13,637	61,956	51,435
Other service charges and fees	6,436	5,824	5,849	5,238	6,733	23,347	23,620
Securities gains (losses)	—	23	87	7	40	117	37
Gain on sales of loans	221	295	116	110	152	742	483
Income from real estate operations	(558)	1,142	1,655	2,241	517	4,480	2,405
Other non-interest income	1,928	2,019	2,514	2,956	1,924	9,417	7,744

Total non-interest income	25,835	25,718	24,965	23,541	23,003	100,059	85,724

Non-interest expense
Employee compensation and benefits	31,445	28,106	27,577	26,398	25,136	113,526	93,154
Occupancy and equipment	11,503	10,826	10,165	9,117	9,658	41,611	32,713
Impairment of office properties and equipment	—	—	3,706	—	—	3,706	—
Advertising	10,244	5,518	5,965	5,168	5,087	26,895	16,012
Professional fees	2,521	2,641	2,638	1,895	4,725	9,695	11,286
Cost associated with debt redemption	—	—	—	—	—	—	11,741
Reserve for fines and penalties, compliance matter	10,000	—	—	—	—	10,000	—
Other	10,076	9,631	8,265	7,686	7,058	35,658	28,716

Total non-interest expense	75,789	56,722	58,316	50,264	51,664	241,091	193,622

Income from bank operations business segment before income taxes	4,915	28,345	21,860	31,538	25,682	86,658	74,069
Provision for income taxes	4,018	9,054	7,089	10,677	8,870	30,838	25,529

Net income from bank operations business segment	$897	19,291	14,771	20,861	16,812	55,820	48,540

Reconciliation of Operating and business segment net income
Business segment income	$897	19,291	14,771	20,861	16,812	55,820	48,540
Impairment of office properties and equipment	—	—	2,409	—	—	2,409	—
Cost associated with debt redemption	—	—	—	—	—	—	7,632
Reserve for fines and penalties, compliance matter	10,000	—	—	—	—	10,000	—

Operating net income	$10,897	19,291	17,180	20,861	16,812	68,229	56,172

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

		For the Three Months Ended					For the Years Ended
(in thousands except percentages
and per share data)		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Statistics:
Average earning assets	$	5,575,727	5,820,252	5,882,065	5,696,192	5,225,840	5,743,439	4,680,006
Average interest bearing liabilities	$	4,351,337	4,606,611	4,691,644	4,575,247	4,172,665	4,555,734	3,715,591
Average tangible assets	$	5,919,617	6,132,529	6,180,083	5,979,211	5,492,505	6,052,911	4,931,637
Average tangible equity	$	495,614	473,387	463,813	448,667	435,787	470,508	423,252
Borrowings to deposits and borrowings	%	29.68	31.64	36.18	33.79	36.53	29.68	36.53
Tax equivalent:
Yield on earning assets	%	6.24	6.05	5.84	5.64	5.50	5.94	5.32
Cost of interest-bearing liabilities	%	2.80	2.64	2.43	2.19	1.99	2.51	1.92
Interest spread	%	3.44	3.41	3.41	3.45	3.51	3.43	3.40
Net interest margin	%	4.05	3.96	3.90	3.88	3.91	3.95	3.79
GAAP:
Efficiency ratio	%	94.04	69.46	72.00	64.54	70.44	75.07	73.74
Return on average tangible assets	%	0.06	1.26	0.96	1.40	1.22	0.92	0.98
Return on average tangible equity	%	0.72	16.30	12.74	18.60	15.43	11.86	11.47
Operating (1):
Efficiency ratio	%	81.63	69.46	67.42	64.54	70.44	70.81	69.27
Return on average tangible assets	%	0.74	1.26	1.11	1.40	1.22	1.13	1.14
Return on average tangible equity	%	8.79	16.30	14.82	18.60	15.43	14.50	13.27
Earning assets repricing (2):
Percent of earning assets that have fixed rates	%	46	50
Percent of earning assets that have variable rates	%	54	50
One year Gap	%	7	4

(1)	Ratios have been adjusted to exclude costs associated with debt redemptions, impairment on BankAtlantic’s former corporate headquarters and a reserve for a compliance matter.

(2)	Percentages for periods prior to September 30, 2005 are not available.

Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
ASSETS
Loans receivable, net	$4,483,142	4,539,544	4,799,485	4,616,846	4,554,952
Held to maturity securities	427,575	439,015	483,992	376,298	378,912
Available for sale securities	578,913	608,375	658,532	695,154	700,642
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	8,395	8,796	9,197	9,597	10,270
Other assets	402,546	369,994	374,207	335,215	329,723

Total assets	$5,971,060	6,036,213	6,395,902	6,103,599	6,044,988

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,019,992	1,017,866	1,039,703	960,152	890,919
NOW	755,708	673,803	660,633	676,945	658,137
Savings	313,889	303,348	302,677	296,485	270,001

Total low cost deposits	2,089,589	1,995,017	2,003,013	1,933,582	1,819,057
Money market	846,441	921,585	899,364	913,434	875,422
Certificate of deposits	816,689	777,743	789,533	796,928	763,244

Total deposits	3,752,719	3,694,345	3,691,910	3,643,944	3,457,723
Advances from Federal Home Loan Bank	1,283,532	1,485,649	1,695,265	1,524,881	1,544,497
Short term borrowings	261,154	187,513	362,307	298,816	407,841
Long term debt	39,092	36,702	35,232	35,878	37,641
Other liabilities	89,834	79,228	69,235	73,191	80,410

Total liabilities	5,426,331	5,483,437	5,853,949	5,576,710	5,528,112
Stockholder’s equity	544,729	552,776	541,953	526,889	516,876

Total liabilities and stockholder’s equity	$5,971,060	6,036,213	6,395,902	6,103,599	6,044,988

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2005				December 31, 2004
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/		Yield/
	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,115,899	26,210		4.95%	$1,812,018	22,400		4.94%
Commercial real estate	1,572,433	30,773		7.83	1,737,518	26,483		6.10
Consumer	538,321	8,972		6.67	467,716	5,384		4.60
Lease financing	1,433	29		8.09	8,219	192		9.34
Commercial business	91,979	2,015		8.76	98,391	1,698		6.90
Small business	226,153	4,542		8.03	190,849	3,438		7.21

Total loans	4,546,218	72,541		6.38	4,314,711	59,595		5.52
Investments — tax exempt	386,073	5,615	(1)	5.82	221,247	3,051	(1)	5.52
Investments — taxable	643,436	8,779		5.46	689,882	9,242		5.36

Total interest earning assets	5,575,727	86,935		6.24%	5,225,840	71,888		5.50%

Goodwill and core deposit intangibles	79,092				80,979
Other non-interest earning assets	343,890				266,665

Total Assets	$5,998,709				$5,573,484

Deposits:
Savings	$309,007	281		0.36%	$262,549	179		0.27%
NOW	692,128	866		0.50	622,308	582		0.37
Money market	887,858	3,902		1.74	903,602	2,423		1.07
Certificate of deposit	797,187	6,687		3.33	736,704	4,350		2.35

Total interest bearing deposits	2,686,180	11,736		1.73	2,525,163	7,534		1.19

Short-term borrowed funds	282,474	2,805		3.94	272,075	1,379		2.02
Advances from FHLB	1,345,033	15,565		4.59	1,339,051	11,458		3.40
Long-term debt	37,650	617		6.50	36,376	500		5.47

Total interest bearing liabilities	4,351,337	30,723		2.80	4,172,665	20,871		1.99
Demand deposits	1,018,169				846,528
Non-interest bearing other liabilities	63,021				35,214

Total Liabilities	5,432,527				5,054,407
Stockholder’s equity	566,182				519,077

Total liabilities and stockholder’s equity	$5,998,709				$5,573,484

Net tax equivalent interest income/ net interest spread		$56,212		3.44%		$51,017		3.51%

Tax equivalent adjustment		(1,965)				(1,068)
Capitalized interest from real estate operations		513				390

Net interest income		54,760				50,339

Margin
Interest income/interest earning assets				6.24%				5.50%
Interest expense/interest earning assets				2.19				1.59

Net interest margin (tax equivalent)				4.05%				3.91%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Years Ended
	December 31, 2005				December 31, 2004
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/	Yield/
	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,177,432	106,992		4.91%	$1,527,911	72,758	4.76%
Commercial real estate	1,674,033	120,235		7.18	1,683,068	96,585	5.74
Consumer	514,822	31,348		6.09	421,167	17,959	4.26
Lease financing	3,772	394		10.45	10,771	1,125	10.44
Commercial business	90,648	7,061		7.79	101,288	6,423	6.34
Small business	211,371	16,520		7.82	183,642	13,118	7.14

Total loans	4,672,078	282,550		6.05	3,927,847	207,968	5.29
Investments — tax exempt	368,807	21,391	(1)	5.80	110,748	5,988	5.41
Investments — taxable	702,554	37,201		5.30	641,411	34,995	5.46

Total interest earning assets	5,743,439	341,142		5.94%	4,680,006	248,951	5.32%

Goodwill and core deposit intangibles	79,714				81,622
Other non-interest earning assets	309,472				251,631

Total Assets	$6,132,625				$5,013,259

Deposits:
Savings	$298,867	909		0.30%	$243,906	652	0.27%
NOW	677,241	2,964		0.44	585,857	2,163	0.37
Money market	904,941	13,629		1.51	903,585	8,698	0.96
Certificate of deposit	784,525	22,582		2.88	733,717	16,842	2.30

Total deposits	2,665,574	40,084		1.50	2,467,065	28,355	1.15

Short-term borrowed funds	314,782	9,760		3.10	252,718	3,349	1.33
Advances from FHLB	1,538,852	62,175		4.04	959,588	37,689	3.93
Long-term debt	36,526	2,440		6.68	36,220	2,002	5.53

Total interest bearing liabilities	4,555,734	114,459		2.51	3,715,591	71,395	1.92
Demand deposits	979,075				765,084
Non-interest bearing other liabilities	53,150				29,111

Total Liabilities	5,587,959				4,509,786
Stockholder’s equity	544,666				503,473

Total liabilities and stockholder’s equity	$6,132,625				$5,013,259

Net interest income/net interest spread		$226,683		3.43%		$177,556	3.40%

Tax equivalent adjustment		(7,487)				(2,096)
Capitalized interest from real estate operations		1,879				1,398

Net interest income		221,075				176,858

Margin
Interest income/interest earning assets				5.94%			5.32%
Interest expense/interest earning assets				1.99			1.53

Net interest margin				3.95%			3.79%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)		For the Three Months Ended					For the Years Ended
		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Allowance for Loan Losses
Beginning balance	$	40,695	43,650	43,042	46,010	$48,778	46,010	45,595

Charge-offs:
Residential real estate		(8)	(191)	(56)	(198)	(76)	(453)	(582)
Commercial real estate		—	—	—	—	(645)	—	(645)
Commercial business		(119)	(222)	(511)	(286)	(762)	(1,138)	(1,615)
Consumer		(91)	(99)	(43)	(106)	(71)	(339)	(778)
Small business		(102)	(68)	(466)	(128)	(233)	(764)	(456)

Total charge-offs		(320)	(580)	(1,076)	(718)	(1,787)	(2,694)	(4,076)

Recoveries:
Residential real estate		9	55	—	1	190	65	486
Commercial real estate		—	—	—	—	2,000	—	4,052
Commercial business		306	355	345	116	259	1,122	2,100
Consumer		238	159	121	176	266	694	1,011
Small business		205	289	220	185	231	899	1,430
Other		168	177	178	1,188	77	1,711	521

Total recoveries		926	1,035	864	1,666	3,023	4,491	9,600

Net (charge-offs) recoveries		606	455	(212)	948	1,236	1,797	5,524

Provision (recovery) for loan losses		(109)	(3,410)	820	(3,916)	(4,004)	(6,615)	(5,109)

Ending balance	$	41,192	40,695	43,650	43,042	46,010	41,192	46,010

Annualized net charge-offs (recoveries) to average loans	%	(0.05)	(0.04)	0.02	(0.08)	(0.11)	(0.04)	(0.14)

		As of
		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Credit Quality

Nonaccrual loans	$	6,801	6,883	5,785	6,504	7,903
Nonaccrual tax certificates		388	385	562	417	381
Real estate owned		967	912	1,178	1,438	692
Other repossessed assets		—	46	328	—	—

Total nonperforming assets	$	8,156	8,226	7,853	8,359	8,976

Nonperforming assets to total loans and other assets	%	0.17	0.17	0.16	0.17	0.19
Allowance for loan losses to total loans	%	0.91	0.89	0.90	0.92	1.00
Provision expense (recovery) to average loans	%	(0.01)	(0.29)	0.07	(0.34)	(0.37)
Allowance to nonperforming loans	%	605.68	591.24	754.54	661.78	582.18

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

		For the Three Months Ended					For the Years Ended
(in thousands)		12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Revenues
Principal transactions		$20,900	22,895	36,690	19,802	24,925	100,287	90,415
Investment banking		4,511	3,741	25,394	11,882	3,753	45,528	48,245
Commissions		21,891	21,390	19,478	20,315	23,109	83,074	89,289
Interest, dividends and other		6,848	6,098	5,842	5,634	4,114	24,422	15,206

Total operating revenues		54,150	54,124	87,404	57,633	55,901	253,311	243,155

Operating expenses
Compensation, benefits		37,764	39,358	49,766	38,437	39,439	165,325	158,868
Professional fees		2,287	1,411	1,591	1,417	2,044	6,706	5,482
Communications		3,470	3,371	3,508	3,205	3,301	13,554	12,527
Occupancy and equipment		3,887	4,025	3,786	4,118	5,095	15,816	15,429
Floor broker and clearing fees		2,433	2,305	2,012	2,368	2,452	9,118	9,835
Interest and other		4,291	3,495	4,733	3,522	2,318	16,041	11,841

Total operating expenses		54,132	53,965	65,396	53,067	54,649	226,560	213,982

Income (loss) from Ryan Beck business segment — before income taxes		18	159	22,008	4,566	1,252	26,751	29,173
Provision (benefit) for income taxes		(544)	(264)	8,977	2,036	11	10,205	11,689

Net income from Ryan Beck business segment		$562	423	13,031	2,530	1,241	16,546	17,484

Statistics:
Average tangible assets		$219,537	208,883	184,601	171,833	178,967	196,951	171,727
Average tangible equity		99,420	99,195	85,735	85,248	83,242	93,621	79,856
GAAP return on average tangible assets	%	1.02	0.81	28.24	5.89	2.77	8.40	10.18
GAAP return on average tangible equity		2.26	1.71	60.80	11.87	5.96	17.67	21.89
Compensation as a percent of revenues		69.74	72.72	56.94	66.69	70.55	65.27	65.34
Commissions to total revenues		40.43	39.52	22.29	35.25	41.34	32.80	36.72
Principal transactions to total revenues		38.60	42.30	41.98	34.36	44.59	39.59	37.18
Investment banking revenue to total revenues		8.33	6.91	29.05	20.62	6.71	17.97	19.84
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
ASSETS
Cash and cash equivalents	$5,366	5,388	4,103	6,312	3,674
Securities	180,292	120,298	109,095	142,294	125,443
Notes receivable — GMS	3,360	3,702	4,043	4,386	6,096
Property and equipment, net	7,573	7,503	6,795	7,020	7,472
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	—	15,650	22,091	1,120	16,619
Other assets	35,751	37,332	51,338	29,426	28,129

Total assets	$238,526	196,057	203,649	196,742	193,617

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$35,177	20,688	28,184	60,276	39,462
Due to clearing agent	24,486	—	—	—	—
Other liabilities	72,627	69,695	70,214	44,246	63,974

Total liabilities	132,290	90,383	98,398	104,522	103,436

Stockholder’s equity	106,236	105,674	105,251	92,220	90,181

Total liabilities and stockholder’s equity	$238,526	196,057	203,649	196,742	193,617

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended					For Years Ended
(in thousands)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	12/31/2005	12/31/2004
Net interest (expense)	$(4,583)	(4,457)	(4,157)	(3,892)	(3,593)	(17,089)	(14,451)
Income from unconsolidated subsidiaries	211	142	137	131	126	621	485
Gains on sales of securities	475	158	3	95	3,613	731	3,693
Litigation settlement	—	—	—	—	—	—	22,840
Employee compensation and benefits	(1,048)	(991)	(1,048)	(960)	(778)	(4,047)	(3,042)
Other income (expense)	210	(208)	(168)	(779)	(536)	(945)	(2,088)

Income (loss) from parent company activities before income taxes	(4,735)	(5,356)	(5,233)	(5,405)	(1,168)	(20,729)	7,437
Provision (benefit) for income taxes	(1,673)	(1,902)	(1,968)	(1,892)	(409)	(7,435)	2,692

Net income (loss) from parent company business segment	$(3,062)	(3,454)	(3,265)	(3,513)	(759)	(13,294)	4,745

Reconciliation of Operating and business segment income
Business segment net income	$(3,062)	(3,454)	(3,265)	(3,513)	(759)	(13,294)	4,745
Litigation settlement	—	—	—	—	—	—	(14,785)

Operating loss	$(3,062)	(3,454)	(3,265)	(3,513)	(759)	(13,294)	(10,040)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
ASSETS
Cash	$7,342	12,783	11,218	8,032	9,131
Securities	104,602	103,755	100,592	85,711	64,656
Notes receivable from related parties	—	—	—	16,000	38,000
Investment in subsidiaries	650,968	658,454	647,207	619,111	607,061
Investment in unconsolidated subsidiaries	12,528	12,510	7,910	7,910	7,910
Other assets	8,146	7,075	13,905	15,452	8,918

Total assets	$783,586	794,577	780,832	752,216	735,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	263,266	263,266	263,266	263,366
Other liabilities	4,094	7,919	7,172	7,969	3,045

Total liabilities	267,360	271,185	270,438	271,235	266,411

Stockholders’ equity	516,226	523,392	510,394	480,981	469,265

Total liabilities and stockholders’ equity	$783,586	794,577	780,832	752,216	735,676